                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                         Public Service of New Mexico
.............................................................................
               (Name of Registrant as Specified In Its Charter)

                  Patrick T. Ortiz, Esq., Corporate Secretary
..............................................................................
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:
         .......................................................................

      2) Aggregate number of securities to which transaction applies:
         .......................................................................

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         .......................................................................

      4) Proposed maximum aggregate value of transaction:
         .......................................................................

      Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
         ......................................................

      2) Form, Schedule or Registration Statement No.:
         ......................................................

      3) Filing Party:
         ......................................................

      4) Date Filed:
         ......................................................

          [LOGO OF PUBLIC SERVICE COMPANY OF NEW MEXICO APPEARS HERE]


                      PUBLIC SERVICE COMPANY OF NEW MEXICO

                                ALVARADO SQUARE
                         ALBUQUERQUE, NEW MEXICO 87158

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 27, 1994

                             ---------------------

To the Holders of Common Stock of
PUBLIC SERVICE COMPANY OF NEW MEXICO

  Notice is hereby given that the Annual Meeting of Stockholders of PUBLIC SERVICE COMPANY OF NEW MEXICO ("PNM") will be held in the auditorium of the UNM Continuing Education Conference Center at 1634 University Boulevard, N.E., in the City of Albuquerque, New Mexico, on April 27, 1994, at 9:30 a.m., Mountain Daylight Time, for the following purposes:

  1. To elect three directors of PNM to hold office in accordance with the Restated Articles of Incorporation of PNM until the Annual Meeting of Stockholders in 1997, or until their successors shall be duly elected and qualified.

  2. To consider and vote upon the approval of the selection by the Board of Directors of PNM of Arthur Andersen & Co. as independent auditors to audit the consolidated financial statements of PNM and subsidiaries for the fiscal year ending December 31, 1994.

  3. To consider and act upon such other matters as may properly come before the meeting.

  Only holders of PNM Common Stock of record at the close of business on March 8, 1994 will be entitled to notice of and to vote on all matters to come before the meeting and any adjournment thereof.

                                        By Order of the Board of Directors

                                        Patrick T. Ortiz
                                        Corporate Secretary

March 23, 1994

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, EXECUTE, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE, USING THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE.

                             ---------------------

                                PROXY STATEMENT
                             ---------------------


          (LOGO OF PUBLIC SERVICE COMPANY OF NEW MEXICO APPEARS HERE)


                      PUBLIC SERVICE COMPANY OF NEW MEXICO

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 27, 1994

  A proxy in the accompanying form is solicited on behalf of the Board of Directors of PUBLIC SERVICE COMPANY OF NEW MEXICO ("PNM") for use at the 1994 Annual Meeting of Holders of the Common Stock of PNM, to be held on April 27, 1994 in the auditorium of the UNM Continuing Education Conference Center at 1634 University Boulevard, N.E., in Albuquerque, New Mexico, at 9:30 a.m., Mountain Daylight Time, and at any adjournments thereof, for the purposes set forth in the accompanying notice. Stockholders may revoke their proxy by attendance at the meeting and by voting their shares in person or by executing a later proxy changing the vote on the earlier proxy. A proxy, when executed and not so revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, proxies will be voted by those named in the proxy FOR the election of directors nominated, FOR the approval of the selection of Arthur Andersen & Co. as independent auditors of PNM and subsidiaries, and on all other matters in accordance with their best judgment.

  This Proxy Statement is first being mailed to the holders of PNM Common Stock on or about March 23, 1994, in connection with the solicitation of proxies by PNM's Board of Directors for use at the Annual Meeting.

  In addition to soliciting proxies through the mail, certain employees of PNM may solicit proxies in person and by telephone. PNM has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for an estimated fee of $2,900. The cost of soliciting proxies will be borne by PNM. PNM will, upon request, reimburse brokers, banks, nominees, custodians and other record holders for their out-of-pocket expenses of forwarding proxy materials to the beneficial owners of the shares.

                               VOTING INFORMATION

  Only holders of PNM Common Stock of record at the close of business on March 8, 1994 will be entitled to vote at the Annual Meeting. At such date, there were 41,774,083 shares of PNM Common Stock outstanding. Each such share of PNM Common Stock is entitled to one vote on each of the matters properly brought before the Annual Meeting.

  In order to elect directors and approve the selection of auditors, a quorum must be present or represented at the meeting and the affirmative vote of the holders of a majority of the shares of PNM Common Stock present and entitled to vote at the Annual Meeting is required.

  Under PNM's By-laws, the presence at the meeting, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of PNM Common Stock is necessary to constitute a quorum to conduct business at the Annual Meeting.

  The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote FOR, AGAINST, or ABSTAIN from voting, will generally be counted for purposes of determining the minimum number of affirmative votes required for approval of those matters requiring only the affirmative vote of a majority of the shares present at the meeting, and the total number of votes cast FOR each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote AGAINST the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the broker or other entity has not voted.

  PNM is not aware of any arrangements, the operation of which might at a subsequent date result in a change in control of PNM.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

  The following persons are the only persons known to PNM, as of March 1, 1994, to be the beneficial owners of more than 5% of PNM's voting securities:

 TITLE                                                                      PERCENT
   OF         NAME AND ADDRESS OF        NATURE OF BENEFICIAL   NUMBER OF     OF
 CLASS          BENEFICIAL OWNER              OWNERSHIP           SHARES     CLASS
 -----        -------------------        --------------------   ---------   -------
 Common  B.A.T. Industries, p.l.c.      Shared Voting &        2,547,700(1)
  Stock   Windsor House                  Dispositive Power
          50 Victoria Street
          London SW1H ONL
          England
          and
         Farmers Group, Inc.
          4680 Wilshire Boulevard
          Los Angeles, CA 90010                          TOTAL 2,547,700(1)   6.1%
 Common  FMR Corp.                      Sole Voting Power        500,500(2)
  Stock   82 Devonshire Street          Sole Dispositive Power 4,932,200(2)
          Boston, MA 02109
                                                         TOTAL 4,932,200(2) 11.81%
 Common  The Prudential Insurance       Sole Voting &              8,600(3)
  Stock   Company of America             Dispositive Power
          Prudential Plaza              Shared Voting &        2,155,974(3)
          Newark, NJ 07102-3777          Dispositive Power
                                                         TOTAL 2,164,574(3)   5.2%
 Common  Scudder, Stevens & Clark, Inc. Sole Voting Power        606,600(4)
  Stock   345 Park Avenue               Shared Voting Power    1,216,540(4)
          New York, NY                  Sole Dispositive Power 2,409,240(4)
                                                         TOTAL 2,409,240(4)   5.8%

- ---------------------
(1) As reported on Schedule 13G dated February 9, 1994 and filed with the Securities and Exchange Commission by B.A.T. Industries p.l.c. and Farmers Group, Inc. PNM makes no representation as to the accuracy or completeness of such information.

(2) As reported on Schedule 13G dated February 10, 1994, for beneficial ownership as of January 31, 1994, and filed with the Securities and Exchange Commission by FMR Corp. PNM understands that (i) the above shares include 4,431,700 shares beneficially owned by Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp, as a result of acting as investment advisor to several investment companies;
    (ii) Edward C. Johnson 3d, Chairman of FMR Corp., FMR Corp., and the Fidelity Funds "each has sole power to dispose of the 4,431,700 shares owned by the Funds"; (iii) Fidelity Management Trust Company ("Trust"), a wholly-owned subsidiary of FMR Corp., beneficially owns 468,700 shares as a result of serving as "investment manager of the institutional account(s)";
    (iv) FMR Corp., through its control of Trust, has sole voting and dispositive power over such 468,700 shares; and (v) a former majority-owned subsidiary of Fidelity, Fidelity International Limited ("FIL"), beneficially owns 31,800 shares, of which FIL has sole power to vote and sole power to dispose. PNM makes no representation as to the accuracy or completeness of such information.

(3) As reported on Amendment No. 3 to Schedule 13G dated January 31, 1994, for beneficial ownership as of December 31, 1993, and filed with the Securities and Exchange Commission by The Prudential Insurance Company of America. PNM makes no representation as to the accuracy or completeness of such information.

(4) As reported on Schedule 13G dated February 4, 1994 and filed with the Securities and Exchange Commission by Scudder, Stevens & Clark, Inc. PNM understands that Scudder, Stevens & Clark, Inc. filed the Schedule 13G on behalf of itself, Scudder, Stevens & Clark of Canada Ltd., and Asia Management Corporation. PNM makes no representation as to the accuracy or completeness of such information.

                             ELECTION OF DIRECTORS

  Three directors will be elected at the Annual Meeting to hold office for the ensuing three years in accordance with PNM's Restated Articles of Incorporation providing for staggered terms of directors of three years each. The three directors elected at this meeting will hold office until the Annual Meeting of Stockholders of PNM in 1997, or until their successors have been elected and qualified. It is intended that votes will be cast pursuant to proxies for the following nominees:

           NAME                       ADDRESS
           ----                       -------
           Robert G. Armstrong  Roswell, New Mexico
           Reynaldo U. Ortiz    Denver, Colorado
           Paul F. Roth         Sanibel, Florida

  If at the time of the meeting any of the nominees named herein should be unable to serve in this capacity, a circumstance not now anticipated by management, it is intended that the proxies will vote for such substitute nominees as may be designated by PNM's Board of Directors.

  Vickie L. Fisher, a director whose term of office would have expired in 1995, resigned on December 8, 1993, due to her appointment as Deputy Chief Administrative Officer of the City of Albuquerque. The Nominating Committee is considering potential replacements to fill the vacant position until 1995, but a decision has not yet been made on Ms. Fisher's replacement. The Board hopes to be in a position to name a replacement prior to the Annual Meeting. Notwithstanding the vacancy, proxies cannot be voted for a greater number of persons than three, the number of nominees named above.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

  Each of the directors of PNM and each of the nominees for election at the Annual Meeting has advised PNM that, as of February 1, 1994, he or she beneficially owned directly or indirectly equity securities of PNM as set forth below:

                                                               SHARES OF COMMON
                                   PRINCIPAL OCCUPATION AND      STOCK OWNED
                                           BUSINESS            BENEFICIALLY AS
      NAME, AGE, ADDRESS AND        EXPERIENCE DURING PAST      OF FEBRUARY 1,
 WHEN TERM OF OFFICE WILL EXPIRE          FIVE YEARS            1994 (H)(I)(J)
 -------------------------------   ------------------------    ----------------
 (a)(b)(c)(d) Robert G. Armstrong President Armstrong Energy        1,824
  (47); Roswell, New Mexico        Corporation, Roswell, New
  (a director since May 1991);     Mexico (oil and gas
  1997                            exploration and produc-
  Annual Meeting                  tion)
                                  Director, Sunwest Bank of
                                  Roswell, N.A.
 (a)(c)(g) Reynaldo U. Ortiz (47) Senior Vice President,              924
  Denver, Colorado (a director    Jones Financial Group,
  since April 1992); 1997          Inc. (a cable-multiple
  Annual Meeting                  system
                                   operator) since February
                                  1994
                                  Vice President, Corporate
                                  Public Policy,
                                   U S WEST, Inc. (a tele-
                                  communications
                                   company) (1991-1994)
                                  President, U S WEST
                                  NewVector, Inc.
                                   (1990-1991) (a subsidiary
                                  of U S WEST, Inc.)
                                  President, U S WEST Inter-
                                  national (1988-1990)
                                   (a subsidiary of U S
                                  WEST, Inc.)
 (a)(b)(d)(e)(f) Paul F. Roth     Retired since October 1992        1,624
  (61)                            President, Greater Dallas
  Sanibel, Florida (a director    Chamber of
  since May 1991); 1997            Commerce, Dallas, Texas
  Annual Meeting                  (September
                                   1991-September 1992)
                                  President, Texas Division
                                  of Southwestern  Bell Tel-
                                  ephone Company, Dallas,
                                  Texas
                                   (November 1988 to March
                                  1991)
 (c)(f)(g) Laurence H. Lattman    Retired since July 1993             500
  (70) Albuquerque, New Mexico    President, New Mexico In-
  (a director since May 1993);    stitute of Mining
  1996 Annual Meeting              and Technology (1983-July
                                  1993)
 (e)Benjamin F. Montoya (58)      President and Chief Execu-        1,000
  Albuquerque, New Mexico         tive Officer of
  (a director since September      PNM since August 1993
  1993); 1996 Annual Meeting      Senior Vice President and
                                  General Manager,
                                   Gas Supply Business Unit,
                                  Pacific Gas and
                                   Electric Company (1991 to
                                  August 1993)
                                  Vice President, Sacramento
                                  Valley Region,
                                   Pacific Gas and Electric
                                  Company (1990-1991)
                                  Manager, Sacramento Divi-
                                  sion, Sacramento  Valley
                                  Region, Distribution Busi-
                                  ness Unit,
                                   Pacific Gas and Electric
                                  Company
                                   (1989-1990)
                                  Commander, Naval
                                   Facilities Engineering
                                   Command and Chief of
                                   Civil Engineers, U.S.
                                   Navy (1987-1989)

                                                                                SHARES OF COMMON
                                                                                  STOCK OWNED
                                                                                BENEFICIALLY AS
      NAME, AGE, ADDRESS AND            PRINCIPAL OCCUPATION AND BUSINESS        OF FEBRUARY 1,
  WHEN TERM OF OFFICE WILL EXPIRE       EXPERIENCE DURING PAST FIVE YEARS        1994 (H)(I)(J)
  -------------------------------       ---------------------------------       ----------------
 (b)(d)(e) Robert M. Price (63)    Retired in 1990                                     200
  Edina, Minnesota (a director     Chairman and Chief Executive
  since July 1992); 1996 Annual     Officer, Control Data Corporation (prior
  Meeting                          to  1990)
                                   Director, Rohr Industries, Inc.
                                   Director, Premark International, Inc.
                                   Director, International Multifoods Corp.
 (b) John T. Ackerman (52)         Chairman of the Board since August 1993           9,933
  Albuquerque, New Mexico (a       Chairman, President and Chief Executive
  director since June 1990);        Officer of PNM (May 1991 to August 1993)
  1995 Annual Meeting              President and Chief Executive Officer of
                                   PNM  (June 1990 to May 1991)
                                   President and Chief Operating Officer, Gas
                                    Operations of PNM (February 1985 to
                                    June 1990)
 (b)(d)(f)(g) Joyce A. Godwin (50) Retired since December 1993                       1,434
  Albuquerque, New Mexico (a       Vice President and Secretary, Presbyterian
  director since May 1989);         Healthcare Services, Albuquerque, New
  1995 Annual Meeting               Mexico, a company which owns, leases or
                                    manages 13 hospitals and related health
                                    care concerns in New Mexico and Colorado
                                    (1979 to December 1993)
                                   Chairman and President, Southwest Business
                                    Ventures, Inc., a holding company for
                                    Presbyterian Healthcare Services' for-
                                   profit  ventures (1986 to December 1993)

- ---------------------
(a) A nominee for election at the Annual Meeting.

(b) A member of the Executive Committee.

(c) A member of the Audit Committee.

(d) A member of the Management Development and Compensation Committee.

(e) A member of the Finance Committee.

(f) A member of the Nominating Committee.

(g)A member of the Corporate and Public Responsibility Committee.

(h) As used herein, beneficial ownership means the sole or shared power to vote, or to direct the voting of, a security and/or investment power with respect to a security.

(i) As of February 1, 1994, directors and executive officers of PNM as a group owned beneficially 29,445 shares of PNM Common Stock, or less than 1% of the total number of shares outstanding. (Such shares include shares owned by Mr. Eglinton, who retired in 1993). Also included in the shares shown above for Mr. Ackerman as well as in the 29,445 shares for directors and executive officers as a group are shares currently allocated to executive officers and held in trust under the terms of the Employee Stock Ownership Plan ("ESOP"), in which the participant has voting rights. The Board of Directors has voted to take the steps necessary to terminate the ESOP as of March 1, 1993. Upon termination, the shares will be distributed to the participants.

(j) Included in the shares shown above for Mr. Armstrong, Ms. Godwin, Mr. Ortiz and Mr. Roth are shares held under the Director Restricted Stock Retainer Plan, in which the directors have voting rights. (See "COMPENSATION OF DIRECTORS").

  PNM is advised that none of its directors or nominees for director owns beneficially any shares of PNM Cumulative Preferred Stock, the only other class of equity securities of PNM presently outstanding, or any shares in its subsidiary companies.

  See "STOCK OWNERSHIP OF CERTAIN EXECUTIVE OFFICERS" and "CERTAIN LEGAL PROCEEDINGS" for certain information relating to executive officers.

                          BOARD AND COMMITTEE MEETINGS

  During 1993, the Board held fifteen meetings. The following standing committees of the Board held the number of meetings indicated: Audit, eight; Corporate and Public Responsibility, nine; Executive, two; Finance, nine; Management Development and Compensation, eleven; and Nominating, eight. None of the directors attended fewer than 75% of the aggregate of all meetings held by the Board and by all committees of the Board on which he or she served.

                          BOARD AND COMMITTEE POLICIES

  In January 1991, the Board modified existing Board service policies and adopted a new policy to provide for an orderly rotation of the membership of the Board. This policy was clarified in an amendment adopted in December 1993. The Board has also adopted certain policies with regard to committee appointments. The following is a summary of these policies.

  RETIREMENT POLICIES. Upon attaining the age of 72 years, a director will submit a written resignation to the Board for acceptance by the Board at such time as the Board in its discretion deems advisable. A director who is an employee of PNM will, on the date of such person's retirement as an employee of PNM, submit a resignation to the Board for acceptance by the Board at such time as the Board in its discretion deems advisable. The retirement policy does not apply to any member of the Board with service as chief executive officer of PNM.

  MAXIMUM TERM OF OFFICE. Under the Board policies, no person who is presently serving or who hereafter serves as a director of PNM shall be nominated to serve more than four times. It is the intent of this policy that each member of the Board will normally serve for a period of no more than twelve years, plus a portion of an unexpired term, if any, if the director was initially appointed to serve out an unexpired term of a director who resigned, retired or died in office. Terms of office served prior to adoption of the policies will be counted in determining whether the four-term limitation has been reached. The maximum term of office policy does not apply to any member of the Board with service as chief executive officer of PNM.

  In adopting the four-term limitation, the Board made it clear that the policy is not to be construed to mean that renomination for a second, third or fourth term will be routine. An evaluation process will be implemented by the Nominating Committee of the Board to determine that each renomination is in the best interest of PNM.

  COMMITTEE APPOINTMENT POLICIES. Under the policies pertaining to committee appointments, members of the Management Development and Compensation Committee and the Audit Committee must be non-employee directors only, and the Chairman of the Nominating Committee must be a non-employee director.

                            COMMITTEES OF THE BOARD

  The members of the standing committees of the Board are shown in the foregoing table. The responsibilities of the committees are as follows:

  The Audit Committee consists of three outside members of the Board of Directors. It reviews the financial statements of PNM and meets with and receives reports and other communications from PNM's internal and outside independent auditors. The Committee represents the Board of Directors in accounting and auditing related activities of PNM. It has the responsibility to make recommendations to the Board with respect to appointment of the independent public accountants, to approve the scope of the annual audit and to monitor and review the effectiveness of PNM's management of the accounting functions.

  The Corporate and Public Responsibility Committee reviews and monitors policies and their implementation that deal with PNM's responsibility to the communities in which it does business and determines the standards which govern business transactions. These policies include, but are not limited to, environmental, affirmative action, charitable contributions, political action committee, and communications to various constituencies.

  The Executive Committee consists of the Chairman of the Board of Directors and of the chairpersons of the standing committees. It exercises the power of the Board of Directors in the management of the business affairs and property of PNM during intervals between the meetings of the Board of Directors.

  The Finance Committee consists of a majority of outside directors. It reviews and recommends to the Board the capital structure and financial strategy for PNM, including dividend policy. It has overview of PNM's financial performance, investment procedures and policies, pension fund performance and funding level, and risk management strategies and policies. The Committee specifically has responsibility for the review and approval of all single capital expenditures in excess of $1 million and reviews capital expenditures in excess of $100,000 and the quarterly capital appropriation reports.

  The Management Development and Compensation Committee consists entirely of outside directors. It reviews the compensation policies and benefit programs of PNM and how they relate to the attainment of goals. The Committee recommends to the Board the compensation philosophy and guidelines for the entire executive and managerial group, including members of the Board of Directors, giving emphasis to rewarding long term results and maximizing shareholder value. The Committee conducts an annual performance evaluation of the chief executive officer and is also charged with assuring management continuity through annual review and approval of a management development and succession program.

  The Nominating Committee currently consists entirely of outside directors. It has the responsibility to make recommendations to the Board with respect to nominees to be designated by the Board for election as directors, as well as recommendations concerning the effectiveness, structure, size and composition of the Board, including committee assignments and candidates for election as Chairman of the Board. The Nominating Committee expects normally to be able to identify from its own resources the names of qualified nominees, but it will accept from security holders recommendations of individuals to be considered as nominees. Security holder recommendations for the 1995 Annual Meeting, together with a description of the proposed nominee's qualifications, relevant biographical information, and the proposed nominee's signed consent to serve, should be submitted in writing to the Secretary of PNM and received by that office on or before October 1, 1994. The determination of nominees recommended by the Nominating Committee to the Board is within the sole discretion of the Committee, and the final selection of the Board's nominees is within the sole discretion of the Board of Directors.

                           CERTAIN LEGAL PROCEEDINGS

  Bellamah Community Development ("BCD"), a general partnership that engaged in real estate operations in the southwestern United States, is the debtor in a proceeding in the United States Bankruptcy Court for the District of New Mexico that commenced on June 1, 1989 under Chapter 11 of the Bankruptcy Code and converted to a Chapter 7 proceeding by order entered on January 29, 1990. The general partners of BCD include Meadows Resources, Inc., a wholly-owned subsidiary of PNM. Certain former executive officers of PNM had served on the management committee of BCD. In addition, Mr. Max H. Maerki, Senior Vice President and Chief Financial Officer of PNM, had served as an executive officer of Meadows and as vice chairman of the executive committee of BCD.

                             SELECTION OF AUDITORS

  Action is to be taken with respect to the approval of the selection, by the Board of Directors, of the firm of Arthur Andersen & Co. as independent auditors to audit the consolidated financial statements of PNM and subsidiaries for the fiscal year ending December 31, 1994. Arthur Andersen & Co. has no financial interest in PNM or any of its subsidiaries. A representative of Arthur Andersen & Co. will be present at the Annual Meeting of Stockholders to answer appropriate questions and to make any statement the representative might desire.

  On January 5, 1993, PNM notified its certifying accountants for 1992, KPMG Peat Marwick ("KPMG"), that the client-auditor relationship between PNM and KPMG would be terminated effective with the completion of the 1992 financial audit. The decision to change accountants was recommended by management and the Audit Committee and approved by the Board of Directors.

  During the relevant portion of the last two fiscal years, there was one disagreement between PNM and KPMG on a matter of accounting principles, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make a reference to the subject matter of disagreement in connection with its report for the fiscal year ended December 31, 1992. The disagreement arose subsequent to PNM's decision to terminate the client-auditor relationship with KPMG. The disagreement was over the appropriateness of recording the Palo Verde Nuclear Generating Station ("PVNGS") Unit 3 and a power purchase contract with the M-S-R Public Power Agency ("M-S-R") at their net realizable values as of December 31, 1992. KPMG discussed this disagreement with the Audit Committee of the Board of Directors. PNM management also consulted with Arthur Andersen & Co. on this issue. PNM authorized KPMG to respond fully to the inquiries of Arthur Andersen & Co. concerning the subject matter of this disagreement. This disagreement was resolved to the satisfaction of KPMG, in that PNM recorded PNM's interest in PVNGS Unit 3 and a power purchase contract with M-S-R at their net realizable values as of December 31, 1992 which resulted in an after tax loss of $126.2 million.

  With the exceptions described in this paragraph, KPMG's report on PNM's 1992 financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. KPMG modified its opinion for the year ended 1992 regarding uncertainty as to the recoverability by PNM of its investment in, and lease costs related to, its interests in PVNGS. Also, KPMG made a reference in its opinion for the year ended 1992 regarding a change in PNM's method of accounting for unbilled revenues in 1992. These matters were not a subject of disagreement with PNM.

  Arthur Andersen & Co.'s report on PNM's 1993 financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty or audit scope. Arthur Andersen & Co.'s report was modified as to accounting principles to describe PNM's adoption, effective January 1, 1993, of Statement of Financial Accounting Standards No. 106, Employer's Accounting for Postretirement Benefits Other Than Pensions, and No. 109, Accounting for Income Taxes.

  None of the "reportable events" described under Securities and Exchange Commission ("SEC") Regulation S-K, Item 304(a)(1)(v), occurred within PNM's two most recent fiscal years (there being no relevant subsequent interim periods) preceding the date hereof.

  During the last two fiscal years prior to the engagement of Arthur Andersen & Co., PNM did not consult Arthur Andersen & Co. regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of SEC Regulation S-K.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE SELECTION OF ARTHUR ANDERSEN & CO. AS INDEPENDENT AUDITORS.

                                 REPORT OF THE
               MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE*

COMMITTEE PHILOSOPHY

  PNM's compensation program is guided by two basic principles. First, senior management should have a compensation package that reflects both individual performance and the achievement of PNM's goals. Second, the compensation program should be as competitive, relative to the industry, as possible in order to attract, motivate, and retain key management members. Compensation trends in New Mexico are also considered.

COMPENSATION ELEMENTS

  The senior management compensation program, which is designed to meet the Committee's philosophy, has three components: base salary, management benefits, and incentive plans.

  Base Salaries. In 1993, base salaries, the fixed component of pay, were conservatively tied to the average level of base salaries among gas and electric utility companies. The Management Development and Compensation Committee believes that direct competitors for executive talent comprise a larger group than the group of companies included in the peer group established to compare shareholder returns. The companies used for compensation comparisons are a broad-based group of electric and gas utilities which are included in compensation surveys sponsored by the Edison Electric Institute and the American Gas Association.

  Management Benefits. The benefits provided for senior management are based upon benefits provided to all employees. The benefits focus on retirement, life insurance and health care needs. These benefits were generally unchanged from the previous year. However, certain new severance and retention benefits were established to retain key management personnel, including personnel whose positions will be ultimately eliminated as a result of either the anticipated sale of certain assets or the consolidation and restructuring of the existing business. One of the executive officers named in the Summary Compensation Table received severance benefits in 1993.

  Incentive Plans. The Committee believes that the third component of the compensation program, incentive plans, is critically important in carrying out PNM's compensation philosophy and achieving PNM's goals. This third element was implemented in 1993 following shareholders' approval of the Performance Stock Plan. The Performance Stock Plan is a stock option incentive plan which provides for initial grants in lieu of base salary merit increases and subsequent grants based on achieving performance goals. Individual awards are based on the participant's position with the Company.

  The initial grants of stock options in lieu of base salary merit increases for 1993 and 1994 were made effective July 1, 1993. The exercise price for such options was the market price of PNM's Common Stock on July 1, 1993, $13.75 per share. The total number of such options granted to all participants was 370,000, out of which PNM's executive officers received 54,068 options.

  Certain Tax Matters. Currently PNM has no policy with respect to qualifying compensation paid to officers for deductibility under Section 162(m) of the Internal Revenue Code. There is no policy because PNM's compensation levels do not approach the limits as defined by the Code and it is not
- ---------------------
* The Report of the Management Development and Compensation Committee shall not be deemed to be incorporated by reference into any filing by PNM under either the Securities Act of 1933 or the Securities Exchange Act of 1934.

anticipated that the compensation of PNM's management will approach those limits in the foreseeable future.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR 1993

  Mr. Ackerman. In January 1993, Mr. John Ackerman, then PNM's Chief Executive Officer (CEO) and Chairman of the Board, announced his intention to retire as PNM's CEO. The Board determined that the position and responsibilities of Chairman of the Board and Chief Executive Officer would be separated.

  As noted in last year's Committee Report, Mr. Ackerman's relatively low compensation was a result of PNM's circumstances prior to 1990. Mr. Ackerman's 1993 compensation did not reflect the Board's perception of his excellent personal performance. Moreover, even though Mr. Ackerman was not a participant in the Performance Stock Plan, his 1993 base salary remained unchanged from his 1992 level since the officers and managers participating in the Performance Stock Plan were ineligible for base salary merit increases. However, their retirement benefit calculation was adjusted so they would not be penalized for participating in the Plan. The Board took similar action regarding Mr. Ackerman. The Board adjusted Mr. Ackerman's benefits to provide him with retirement benefits to which he would have otherwise been entitled had he been a designated participant in the Performance Stock Plan. In addition, the Board adjusted Mr. Ackerman's health care benefits from his date of retirement until he is Medicare eligible. The combined health care and retirement benefit adjustments represent an approximate 5% annual increase in overall retirement benefits.

  Mr. Montoya. The Board began a search for a new CEO in 1993. The Board did not feel it could attract qualified candidates at Mr. Ackerman's relatively low salary. In order to develop a competitive salary offer, the Board engaged an executive compensation consultant. The CEO job offer was based on recommendations from the executive compensation consultant and the executive search firm which the Company had retained. Following an intensive search, the Board made an offer to Mr. Ben Montoya in July 1993. Mr. Montoya accepted the CEO position and he assumed that office on August 1, 1993. Mr. Montoya's 1993 compensation is based on the Board's offer. It is anticipated that any future changes in Mr. Montoya's compensation will be as a result of his individual performance and achievement of PNM's goals.

THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE PROCESS

  The executive compensation program is administered by the Management Development and Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee consists of independent directors who are not PNM employees and who qualify as disinterested persons for purposes of SEC Rule 16b-3 adopted under the Securities Exchange Act of 1934. The Compensation Committee is accountable for all compensation matters for PNM's senior management. As described above, the Compensation Committee has retained an independent executive compensation consulting firm which is used to make disinterested recommendations to the Committee. These recommendations are considered by the Committee in making decisions regarding the appropriateness of the executive compensation program.

                               Management Development and Compensation Committee

                                                          Paul F. Roth, Chair
                                                          Robert G. Armstrong
                                                          Joyce A. Godwin
                                                          Robert M. Price

                             EXECUTIVE COMPENSATION

  The following table sets forth certain information regarding compensation paid during each of the last three fiscal years for both the current and former Chief Executive Officers, each of the four most highly compensated executive officers serving at the end of the year, and one additional executive officer who retired in 1993, based on salary and bonus earned during 1993.

                           SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION         LONG TERM COMPENSATION
                               --------------------------- -------------------------------
                                                                  AWARDS          PAYOUTS
  NAME AND                                                 --------------------- ---------
 PRINCIPAL                                                                       LONG TERM
  POSITION                                                            SECURITIES INCENTIVE
   (AS OF                                     OTHER ANNUAL RESTRICTED UNDERLYING   PLAN     ALL OTHER
DECEMBER 31,                    SALARY  BONUS COMPENSATION   STOCK     OPTIONS/   PAYOUTS  COMPENSATION
   1993)                  YEAR   ($)     ($)      ($)*      AWARD(S)   SARS (#)     ($)        ($)
- ------------              ----  ------  ----- ------------ ---------- ---------- --------- ------------
B. F. Montoya,**          1993 $164,578  0        --          0             0       0        $  6,924
 President
 and CEO

J. T. Ackerman,           1993  261,996  0        --          0             0       0               0
 Chairman of              1992  258,048  0        --          0             0       0               0
 the Board                1991  257,516  0        --          0             0       0               0
 CEO (prior
 to August
 1, 1993)

M. P. Bourque,            1993  126,528  0        --          0         7,889       0               0
 Senior Vice              1992  126,169  0        --          0             0       0               0
 President,               1991  127,128  0        --          0             0       0               0
 Marketing
 and Cus-
 tomer Serv-
 ices

W. M. Eglinton,***        1993  166,656  0        --          0             0       0         203,213
 Executive                1992  165,416  0        --          0             0       0               0
 Vice Presi-              1991  168,687  0        --          0             0       0               0
 dent

M. H. Maerki,             1993  162,240  0        --          0         7,889       0               0
 Senior Vice              1992  161,028  0        --          0             0       0               0
 President                1991  158,560  0        --          0             0       0               0
 and Chief
 Financial
 Officer

P. T. Ortiz,****          1993  126,384  0        --          0         7,889       0               0
 Senior Vice              1992  125,203  0        --          0             0       0               0
 President,               1991   49,462  0        --          0             0       0               0
 Regula-
 tory Poli-
 cy, General
 Counsel,
 and Secre-
 tary

J. E. Sterba,             1993  124,501  0        --          0             0       0               0
 Senior Vice              1992  130,105  0        --          0             0       0               0
 Presi-                   1991  148,703  0        --          0             0       0               0
 dent, Cor-
 porate De-
 velopment

- ---------------------
* The dollar value of perquisites and other personal benefits for each of the named executive officers was less than the established reporting thresholds.

 **Mr. Montoya became CEO on August 1, 1993, replacing Mr. Ackerman. The amount shown in the "Salary" column for Mr. Montoya includes $25,500, a one-time payment to reflect the fact that Mr. Montoya did not receive an initial grant of options under the Performance Stock Plan in 1993. Moving expenses for Mr. Montoya are listed in the "All Other Compensation" column.

 ***Mr. Eglinton retired effective December 31, 1993. The amount shown in the "All Other Compensation" column reflects payment under Mr. Eglinton's severance agreement.

****Mr. Ortiz became an employee of PNM in October 1991.

                       OPTION GRANTS IN 1993 FISCAL YEAR

                                                                                   POTENTIAL
                                                                                REALIZABLE VALUE
                                                                                   AT ASSUMED
                                                                                ANNUAL RATES OF
                                                                                  STOCK PRICE
                                                                                APPRECIATION FOR
                                           INDIVIDUAL GRANTS                      OPTION TERM
                         ------------------------------------------------------ ----------------
                           *NUMBER OF      PERCENT OF
                           SECURITIES         TOTAL
                           UNDERLYING    OPTIONS GRANTED EXERCISE OR
                         OPTIONS GRANTED TO EMPLOYEES IN BASE PRICE  EXPIRATION   5%      10%
NAME                           (#)         FISCAL YEAR     ($/SH)       DATE     ($)**   ($)**
- ----                     --------------- --------------- ----------- ---------- ------- --------
B. F. Montoya...........          0              0              0            0        0        0
J. T. Ackerman..........          0              0              0            0        0        0
M. P. Bourque...........      7,889            2.1%        $13.75    6/30/2003  $68,219 $172,879
W. M. Eglinton..........          0              0              0            0        0        0
M. H. Maerki............      7,889            2.1%        $13.75    6/30/2003  $68,219 $172,879
P. T. Ortiz.............      7,889            2.1%        $13.75    6/30/2003  $68,219 $172,879
J. E. Sterba............          0              0              0            0        0        0

- ---------------------
* These nonqualified options are exercisable following vesting on June 30, 1996. These options may also become fully exercisable upon the occurrence of certain other events such as a change in control (as defined in the Performance Stock Plan) of PNM.
** These are hypothetical values using assumed appreciation rates pursuant to rules of the Securities & Exchange Commission.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                      AND DECEMBER 31, 1993 OPTION VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-
                                                            OPTIONS AT           THE-MONEY OPTIONS AT
                                                         DECEMBER 31, 1993        DECEMBER 31, 1993*
                                                     ------------------------- -------------------------
                            SHARES
                         ACQUIRED ON  VALUE REALIZED
                         EXERCISE (#)      ($)       EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          NAME           ------------ -------------- ----------- ------------- ----------- -------------
B. F. Montoya...........       0             0             0             0         $ 0          $ 0
J. T. Ackerman..........       0             0             0             0         $ 0          $ 0
M. P. Bourque...........       0             0             0         7,889         $ 0          $ 0
W. M. Eglinton..........       0             0             0             0         $ 0          $ 0
M. H. Maerki............       0             0             0         7,889         $ 0          $ 0
P. T. Ortiz.............       0             0             0         7,889         $ 0          $ 0
J. E. Sterba............       0             0             0             0         $ 0          $ 0

- ---------------------
* Computed by reference to the New York Stock Exchange composite transaction closing price of PNM's Common Stock on December 31, 1993 of $11.25 per share.

                 STOCK OWNERSHIP OF CERTAIN EXECUTIVE OFFICERS

  Each of the executive officers named in the above table (except Mr. Ackerman and Mr. Montoya, whose stock ownership is reported above under "ELECTION OF DIRECTORS") has advised PNM that, as of February 1, 1994, he or she beneficially owned directly or indirectly Common Stock of PNM as set forth below:

                                                    SHARES OF COMMON
                                                      STOCK OWNED
                                                    BENEFICIALLY AS
                                                           OF
                                                    FEBRUARY 1, 1994
              NAME                                     (A)(B)(C)
              ----                                  ----------------
        M. P. Bourque..............................        365
        W. M. Eglinton(d)..........................      5,296
        M. H. Maerki...............................        979
        P. T. Ortiz................................          0
        J. E. Sterba...............................      1,847

- ---------------------
(a) As used herein, beneficial ownership means the sole or shared power to vote, or to direct the voting of, a security and/or investment power with respect to a security.

(b) Includes shares currently allotted to such executive officers and held in trust under the terms of the ESOP. See footnote (i) to the table under "ELECTION OF DIRECTORS".

(c) All such amounts are less than one percent of the outstanding Common Stock of PNM.

(d) Mr. Eglinton retired from PNM in 1993.

  PNM is advised that none of its executive officers owns beneficially any shares of PNM Cumulative Preferred Stock, the only other class of equity securities of PNM presently outstanding, or any shares in its subsidiary companies.

                               STOCK PERFORMANCE*

  The following graph compares the yearly percentage change in the cumulative total shareholder return on PNM's Common Stock during the five fiscal years ended December 31, 1993, with the cumulative total return on the S&P 500 Stock Index and the cumulative total return on an index of peer companies selected by PNM. Companies in the peer group are combined electric and gas utilities each of which has an investment in a nuclear power generating station. The peer group companies are as follows: Baltimore Gas & Electric, Central Hudson Gas and Electric, CMS Energy, Commonwealth Energy System, Consolidated Edison, Delmarva Power & Light, IES Industries, Iowa-Illinois Gas & Electric, Long Island Lighting, New York State Electric & Gas, Niagara Mohawk Power, Northern States Power, Pacific Gas and Electric, Philadelphia Electric, Public Service Enterprise Group, Rochester Gas & Electric, San Diego Gas & Electric, SCANA Corporation, Wisconsin Energy Corporation, Wisconsin Public Service and WPL Holdings.
- ---------------------

* The "STOCK PERFORMANCE" section of this Proxy Statement shall not be deemed to be incorporated by reference into any filing by PNM under either the Securities Act of 1933 or the Securities Exchange Act of 1934.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)
                  AMONG PUBLIC SERVICE COMPANY OF NEW MEXICO,
                    A PEER GROUP AND THE S&P 500 STOCK INDEX



                                                             CUMULATIVE TOTAL RETURN
                                                 ------------------------------------------------------
                                                 1988      1989      1990      1991      1992      1993
                                                 ----      ----      ----      ----      ----      ----
Public Svc Co N Mex .........................     100       120        69       80        102       93
PEER GROUP ..................................     100       131       131      171        192      213
S & P 500 ...................................     100       132       128      166        179      197

- ---------------------
(1) This illustration assumes $100 invested on December 31, 1988 in PNM Common Stock, the S&P 500 Stock Index and the combination gas and electric company peer group. Each mark on the axis displaying the years 1988 through 1993 represents December 31 of that year. Total Return includes reinvestment of all dividends. The historical shareholder return shown above may not be indicative of future performance.

  RETIREMENT PLAN AND RELATED MATTERS. PNM and its subsidiaries have a non-contributory defined benefit plan (the "Retirement Plan") covering employees who have at least one year of service and have attained the age of 21. During 1993 and 1994, PNM made, or is planning to make, contributions to the Retirement Plan for plan year 1993 in the amount of $7,441,177. The amount of any contribution with respect to any one person cannot be determined. Directors who are not employees do not participate in the Retirement Plan.

  The following table illustrates the annual benefits that would be provided under the Retirement Plan to employees who retire at the indicated compensation and year of service levels and who elect to receive the benefits, which are calculated on a straight-life annuity basis, over their remaining lives. Benefits shown are maximum annual benefits payable at age 65 to participants who retire at age 65.

                                           CREDITED YEARS OF SERVICE
   AVERAGE OF HIGHEST     ------------------------------------------------------------
ANNUAL BASE SALARY FOR 3                                                         32
  CONSECUTIVE YEARS(A)     5(B)     10       15       20       25       30     1/2(C)
- ------------------------  ------- ------- -------- -------- -------- -------- --------
$ 50,000................  $ 5,000 $10,000 $ 15,000 $ 20,000 $ 25,000 $ 30,000 $ 32,500
 100,000................   10,000  20,000   30,000   40,000   50,000   60,000   65,000
 150,000................   15,000  30,000   45,000   60,000   75,000   90,000   97,500
 200,000................   20,000  40,000   60,000   80,000  100,000  120,000  130,000
 250,000................   25,000  50,000   75,000  100,000  125,000  150,000  162,500
 300,000................   30,000  60,000   90,000  120,000  150,000  180,000  195,000
 350,000................   35,000  70,000  105,000  140,000  175,000  210,000  227,500
 400,000................   40,000  80,000  120,000  160,000  200,000  240,000  260,000

- ---------------------
(a) For these purposes, compensation consists of base salaries and includes any amount voluntarily deferred under the Master Employee Savings Plan. It generally does not include bonuses, payments for accrued vacations, overtime pay or directors' fees.

(b) Although years of service begin accumulating from the date of employment, vesting occurs after five years of service.

(c) The maximum number of years generally taken into account for purposes of calculating benefits under the Retirement Plan. Under limited circumstances, an additional 3% retirement benefit could be earned by an employee working beyond age 62.

  The amounts shown in the table above are not subject to any deduction for Social Security benefits or other offset amounts.

  Credited years of service which can be used to calculate benefits as shown in the above table have been accumulated by executive officers under the Retirement Plan, the Accelerated Management Performance Plan discussed below and the supplemental employee retirement agreements discussed below. Credited years of service so computed as of December 31, 1993 are as follows: Mr. Montoya, 0 years; Mr. Ackerman, 30 years; Ms. Bourque, 7 years; Mr. Eglinton, 30 years; Mr. Maerki, 21.36 years; Mr. Ortiz, 2.25 years; and Mr. Sterba, 18.76 years. The executive officers' remuneration which would be used to calculate benefits is determined by reference to the Retirement Plan and the supplemental employee retirement agreements discussed below. Such amounts as of December 31, 1993 are as follows: Mr. Montoya, $320,000 (annualized base salary); Mr. Ackerman, $257,108; Ms. Bourque, $126,528; Mr. Eglinton, $166,656; Mr. Maerki, $162,240; Mr. Ortiz, $126,384; and Mr. Sterba, $124,500. Mr. Ackerman and Mr. Eglinton retired as employees on December 31, 1993.

  In January 1981, the Board of Directors approved an executive retirement program for a group of management employees. The program was intended to attract, motivate and retain key management employees. Messrs. Ackerman, Eglinton, Maerki and Sterba and certain other key management employees are eligible to participate in one or more of the plans in the program. Under the program, as originally adopted, key management employees had the opportunity to earn additional credit for years of service toward retirement (the "Accelerated Management Performance Plan"). The Accelerated Management Performance Plan, as amended and restated, phased out the accumulation of additional credits by January 1, 1990. In addition, the amended and restated plan includes a provision allowing key management employees to receive a reduced benefit from the plan upon attaining early retirement without having attained the maximum credits for years of service. Monthly benefits received pursuant to the Accelerated Management Performance Plan are offset by monthly benefits received pursuant to the Retirement Plan.

  As approved by the Board in 1989 and 1990, supplemental employee retirement agreements were entered into with Messrs. Maerki, Eglinton and Ackerman. Under the agreement with Mr. Maerki, his retirement benefits would be computed as if he had been in the continuous employment of PNM since February 15, 1974. Under the agreements with Mr. Ackerman and Mr. Eglinton, benefits under the Accelerated Management Performance Plan are computed as if each had accumulated maximum performance credits. The agreements with Mr. Ackerman and Mr. Eglinton did not affect their retirement benefits because both participants otherwise accumulated their maximum performance credits.

  The Board of Directors has approved the establishment of an irrevocable grantor trust under provisions of the Internal Revenue Code generally in connection with the management benefit plans discussed in the preceding two paragraphs and the supplemental retirement agreements with certain former executive officers. Under the terms of the trust, PNM may, but is not obligated to, provide funds to the trust, which has been established with an independent trustee, to aid in meeting its obligations under such plans. Funds in the amount of approximately $12.7 million were provided to the trust in 1989. No additional funds have been provided to the trust.

  The Retirement Plan was amended in 1993. The amendment affected the officers and managers who participated in the Performance Stock Plan and were ineligible for base salary merit increases. The retirement benefit calculation was adjusted so that such persons would not be penalized for participating in the Performance Stock Plan. The Board took similar action regarding Mr. Ackerman. The Board adjusted Mr. Ackerman's benefits to provide him with retirement benefits that he would have otherwise been entitled to had he been a designated participant in the Performance Stock Plan, resulting in a retirement benefit adjustment of $4,707 per year.

  Federal tax legislation enacted in 1993 imposed a $150,000 limitation on compensation that can be considered in determining retirement benefits under qualified retirement plans. A PNM plan adopted in 1993 provides nonqualified deferred compensation benefits to executives to the extent their retirement benefits under the Retirement Plan, the Accelerated Management Performance Plan and supplemental employee retirement agreements are limited as a result of the $150,000 compensation limitation imposed by the 1993 tax legislation.

                           COMPENSATION OF DIRECTORS

  Shareholders approved the Director Restricted Stock Retainer Plan at the May 1992 Annual Meeting. Subsequent to that Annual Meeting, each non-employee director received a restricted stock grant of 924 shares (fair market value of $12,012). A portion of that stock vested in 1993 in accordance with the terms of the plan. Mr. Robert M. Price and Dr. Laurence H. Lattman were not directors at the date of grant and did not receive the 1992 restricted stock grant. Mr. Price received an $800 monthly retainer in 1993 through May 1993. The Director Restricted Stock Retainer Plan, as amended, provides for a cash retainer to be paid in lieu of restricted stock in the event PNM is unable to grant restricted stock because of regulatory, legal or contractual restrictions on issuing or repurchasing stock for the plan. In June 1993, directors received the $12,000 annual retainer in cash. Directors are also reimbursed for expenses incurred in connection with service as a director.

  Directors who were not full-time employees received $350 in 1993 for each meeting of the Board or a committee thereof attended. Any director who is an employee of PNM or one of its subsidiaries receives no compensation for services as director. In December 1993, the Board of Directors restructured the duties and compensation of the position of Chairman of the Board, increasing the duties and establishing the level of compensation. The Chairman now receives an annual retainer that is four times the amount paid to other non-employee directors, of which one-fourth is paid on terms identical to the retainer paid to other non-employee directors, and is paid meeting fees for attending Board and Executive Committee meetings. The meeting fees for the Chairman are three times the meeting fees paid to non-employee directors.

                         TERMINATION OF EMPLOYMENT AND
                         CHANGE OF CONTROL ARRANGEMENTS

  As of December 31, 1991, an Executive Retention Plan (the "Retention Plan") was adopted by the Board of Directors. The Retention Plan covers executive officers and other key employees designated by the Board. Mr. Montoya has been provided with substantially similar benefits by agreement with PNM. Mr. Ackerman is the only executive officer who was not covered by the Retention Plan. The Retention Plan provides certain severance benefits should the employee's employment with PNM be terminated subsequent to a change in control of PNM or as the result of a sale or other disposition of all or substantially all the assets of a major operating unit, if such termination is for death, by PNM for reasons other than cause, or by the employee due to constructive termination. The severance benefits include: (i) lump sum severance equal to
2.5 times current base salary for executive officers; (ii) reimbursement of all legal fees and expenses incurred as a result of termination of employment; and
(iii) certain insurance benefits which are substantially similar to those received by the employee immediately prior to termination of employment. The Retention Plan was effective for an initial term through December 31, 1992, and is subject to automatic extension for additional one year terms unless revoked by the Board by the October 1 date immediately preceding the commencement of the next successive one year term. The Retention Plan is also subject to automatic extension, or revival if it has been revoked, in the event of a change in control during certain time periods.

  PNM also has a non-union severance pay plan that covers any non-union employee who is terminated due to the elimination of his or her position (an "impacted employee"), including executive officers. Benefits include severance pay in the amount of two months of base salary plus one additional week of base salary for each year of service, which may be enhanced if the participant signs a release agreement with PNM. An impacted employee would also have the option to remain with PNM for an additional year but would give up the option to receive enhanced benefits. In 1993, the Board approved an amendment to the non-union severance pay plan. The amendment provides a benefit for impacted executives under which an executive would receive a lump sum distribution in lieu of the option that other employees have to remain with PNM for an additional year and reimbursement for placement assistance expenses incurred during the year after impaction up to 5% of base salary. Under the amendment, certain employees, including one executive officer, who are members of the team of employees involved in PNM's asset restructuring effort described below, would receive executive severance benefits if they are impacted because of the sale, or withdrawal from sale, of assets for which they are responsible. If an employee is eligible to receive benefits under the Retention Plan, benefits are not available to that employee under the severance pay plan. In 1993, the Board entered into a severance agreement with Mr. Eglinton, under which Mr. Eglinton received severance benefits equal to seven months of base salary plus one additional week of base salary per each year of service. The total amount of the severance benefit paid to Mr. Eglinton is shown in the Summary Compensation Table.

  In June 1993, the Board made an offer of employment to Mr. Ben Montoya to become CEO of PNM. The terms of the offer included a base salary offer, specification and nature of benefits, and terms for relocation, home sale, and interim living expenses. Under the terms of the offer, Mr. Montoya would receive supplemental retirement benefits if he completes five years of service with PNM. He would also receive severance benefits substantially equal to the level of benefits provided to other members of senior management (which are discussed above) in the event that he is terminated by the Board. Formal agreements regarding Mr. Montoya's retirement and severance benefits were entered into following his acceptance of the CEO position.

  Reference is made to the first footnote in the "OPTION GRANTS IN 1993 FISCAL YEAR" table. The options referred to in the table may become exercisable upon certain events such as change in control (as defined in the Performance Stock
Plan) of PNM.

                              RELATED TRANSACTION

  On January 11, 1993, PNM announced specific actions which were determined to be necessary in order to accelerate PNM's preparation for the new challenges in the competitive electric energy market, as well as certain other actions. Included in the announcement was PNM's intention to file a plan with the New Mexico Public Utility Commission ("NMPUC") designed to lower electric prices by consolidating certain gas and electric functions, restructuring assets and reducing operation and maintenance expenses. In its January 11, 1993 announcement, PNM also stated its intention to dispose of excess electric generating capacity not needed by New Mexicans including, if possible, some or all of PNM's share of the Palo Verde Nuclear Generating Station. PNM also announced its intention to dispose of the Sangre de Cristo Water Company and PNM's natural gas gathering and natural gas processing assets. Mr. J. E. Sterba was assigned to head the asset restructuring effort. The Board approved an incentive plan for a team of employees involved in the asset restructuring, and Mr. Sterba is one of the participants in the plan. Mr. Sterba is eligible for incentive payments under the plan upon certain asset dispositions.

  An agreement has been executed with Williams Gas Processing--Blanco, Inc., for the sale of the natural gas gathering and processing assets of PNM and two subsidiaries for a cash selling price of $155 million, subject to certain adjustments. Subject to a number of conditions and approvals, including NMPUC approval, the sale of the gas assets is expected to close in 1995. In addition, PNM has reached agreement with the City of Santa Fe for the sale of PNM's water utility division, the Sangre de Cristo Water Company. The purchase price is approximately $48 million. PNM would also continue to operate the water utility for up to four years for a fee under a proposed contract with the City. Closing of the sale of the water utility is anticipated in the second half of 1994, subject to a number of conditions, including NMPUC approval. The agreements for the sale of the gas gathering and processing assets and the water utility assets have been approved by the PNM Board of Directors. Under the terms of the incentive plan discussed above, Mr. Sterba would be entitled to incentive payments if the asset sales occur. Although the specific amount of the incentive payments is presently unknown, PNM currently estimates the aggregate of the incentive payments to Mr. Sterba would be approximately $140,000, resulting from closing of both the gas asset and water utility sales. Mr. Sterba's incentive award could be increased depending upon the sale of additional water company assets.

                                 OTHER BUSINESS

  The management of PNM knows of no other business which is likely to be brought before the meeting. If other matters not now known to management come before the Annual Meeting, the persons named in the accompanying proxy expect to vote in accordance with their judgment on such matters.

                              REQUESTS FOR REPORTS

  A COPY OF THE 1993 FORM 10-K IS INCLUDED AS PART OF PNM'S ANNUAL REPORT TO SHAREHOLDERS MAILED ON MARCH 23, 1994. ADDITIONAL COPIES OF THE REPORT ARE AVAILABLE UPON WRITTEN REQUEST TO PATRICK T. ORTIZ, SENIOR VICE PRESIDENT, REGULATORY POLICY, GENERAL COUNSEL AND SECRETARY, ALVARADO SQUARE, ALBUQUERQUE, NEW MEXICO 87158.

                     DEADLINE FOR PROPOSALS BY STOCKHOLDERS

  In order to be considered for inclusion in PNM's Proxy Statement for the 1995 Annual Meeting of Stockholders, proposals from stockholders must be received by PNM at Alvarado Square, Mail Stop 2828, Albuquerque, New Mexico 87158, on or before November 23, 1994.

                                          By Order of the Board of Directors

                                                 Patrick T. Ortiz
                                                 Corporate Secretary

P
R
O
X
Y

                     PUBLIC SERVICE COMPANY OF NEW MEXICO
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned does hereby constitute and appoint J.A. Godwin, L.H. Lattman and R.M. Price, and each or any of them, the true and lawful attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent and vote the common stock of the undersigned at the Annual Meeting of Stockholders of Public Service Company of New Mexico to be held in the auditorium of the UNM Continuing Education Conference Center at 1634 University Boulevard, N.E., Albuquerque, New Mexico, at 9:30 a.m., Mountain Daylight Time, on April 27, 1994, and at any adjournments thereof, on all matters coming before said meeting.

A vote FOR the following proposals is recommended by the Board of Directors.

1. Election of Directors (Robert G. Armstrong, Reynaldo U. Ortiz and Paul F.
Roth).
 Mark one:_____  FOR all nominees listed above.
          _____  FOR all nominees listed above except
          ______________________________ .
          _____  WITHHOLD AUTHORITY to vote for all nominees listed above.

2. Selection of Arthur Andersen & Co. as independent auditors for the current year.
                       [_] FOR  [_] AGAINST  [_] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before this meeting, or any adjournment or adjournments thereof.

                                                              (Please turn over)
P
R
O
X
Y
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE COMMON STOCKHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., GIVE FULL TITLE. IF STOCK IS HELD JOINTLY, EACH JOINT OWNER SHOULD SIGN. IF STOCK IS OWNED BY A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

- -                                                                             -

- -                                                                             -
- --------------------------------------------------------------------------------
                                   Signature

- --------------------------------------------------------------------------------
                                   Signature

Dated: ___________________________________________________________________, 1994


PLEASE MARK, SIGN,
DATE AND RETURN THE
PROXY CARD PROMPTLY,
USING THE ENCLOSED
ENVELOPE